                                                                     Exhibit 1.2


                             UNDERWRITING AGREEMENT

                                                                    June 6, 2002


Phelps Dodge Corporation
One N. Central Avenue
Phoenix, Arizona 85004-3014

Dear Sirs:

         We (the "MANAGER") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "UNDERWRITERS"), and we understand that Phelps Dodge Corporation, a New York corporation (the "COMPANY"), proposes to issue and sell 2 million shares of its 6-3/4% Mandatory Convertible Preferred Shares (MEDS(SM)), par value $1.00 per share (the "PREFERRED SHARES"), mandatorily convertible into the Common Shares, $6.25 par value per share (the "COMMON SHARES"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "UNDERWRITTEN SECURITIES"). To the extent there are no additional Underwriters listed below other than us, the term Managers as used herein shall mean us, as Underwriters, and the terms Managers and Underwriters shall mean either the singular or plural as the context requires.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, at a purchase price of $97.00 per Preferred Share, the number of Underwritten Securities set forth below opposite their names:

                                                     Number of Underwritten
            Name                                     Securities to be Purchased
            ----                                     --------------------------
            J.P. Morgan Securities Inc.                      2,000,000

            Total                                            2,000,000


         The Underwriters will pay for the Underwritten Securities by wire transfer in immediately available funds to the account designated by the Company, at least one business day prior to the Closing Date against delivery of the Underwritten Securities. Delivery of the Underwritten Securities shall be made through the facilities of The Depository Trust Company unless the Manager shall otherwise instruct. The closing shall take place at the office of Cleary, Gottlieb, Steen & Hamilton, New York, New York at 10:00 a.m. (New York time) on June 12, 2002. The time and date of such payment and delivery are hereinafter referred to as the "CLOSING DATE."

         The Underwritten Securities shall have the terms set forth in the Prospectus dated August 15, 2001 and the Prospectus Supplement dated June 6, 2002 (the "PROSPECTUS SUPPLEMENT").

         All provisions contained in the document entitled Phelps Dodge Corporation Underwriting Agreement Standard Provisions (Convertible Preferred Securities) dated June 6, 2002, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control and (ii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                                   Very truly yours,
                                                   J.P. MORGAN SECURITIES INC.



                                                   By: /s/: Juan Vogeler
                                                       -------------------------
                                                       Name: Juan Vogeler
                                                       Title: Vice President


Accepted:

PHELPS DODGE CORPORATION

 By: /s/: Ramiro G. Peru
     -------------------------
     Name: Ramiro G. Peru
     Title: Senior Vice President
            and Chief Financial
            Officer

                            PHELPS DODGE CORPORATION

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                       (CONVERTIBLE PREFERRED SECURITIES)

                                                                    June 6, 2002


         From time to time, Phelps Dodge Corporation, a New York corporation (the "COMPANY"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Convertible Preferred Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Underwritten Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement and any registration statement relating to the Convertible Preferred Securities filed pursuant to Rule 462(b) under the Securities Act. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Underwritten Securities, together with the Basic Prospectus. As used herein, the terms "BASIC PROSPECTUS," "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, from the date of its effectiveness through and including the Closing Date, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, from the date of effectiveness of the Registration Statement through and including the Closing Date will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, from the date of effectiveness of the Registration Statement through and including the Closing Date will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The Underwritten Securities have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and no holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

                  (g) The Common Shares initially issuable upon conversion of the Underwritten Securities have been duly authorized and reserved for issuance out of the Company's authorized and unissued shares of Common Shares and when issued in accordance with the provisions of the Underwritten Securities and the Company's Restated Certificate of Incorporation will be duly and validly issued, fully paid and non-assessable; and the holders of the outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Underwritten Securities or the Common Shares issuable upon conversion thereof.

                  (h) The issuance and sale of the Underwritten Securities, the issuance of Common Shares upon conversion thereof and the performance by the Company of its obligations under this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the issuance and sale of the Underwritten Securities or the Common Shares or the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities.

                  (i) Prior to the date hereof, the Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Underwriting Agreement or the issuance by the Company or the sale by the Company of the Underwritten Securities.

                  (m) The Company is not an "INVESTMENT COMPANY" or an entity "CONTROLLED" by an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940, as amended.

         2. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwritten Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwritten Securities are set forth in the Prospectus.

         3. Purchase and Delivery. Except as otherwise provided (i) in this
Section 3, payment for the Underwritten Securities shall be made in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwritten Securities, registered in such names and in such denominations as the Manager shall request prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwritten Securities to the Underwriters duly paid.

         4. Conditions to Closing. The several obligations of the Underwriters to purchase the Underwritten Securities are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                           (i) there shall not have occurred any downgrading,
                  nor shall any official notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investors Service Inc., Standard & Poor's Corporation or Fitch Ratings Inc.;

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the reasonable judgment of the Manager, is material and adverse and that makes it, in the reasonable judgment of the Manager, impracticable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus; and

                           (iii) no stop order suspending the effectiveness of
                  the Registration Statement shall have been issued.

                  (b) The Manager shall have received on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) The Manager shall have received on the Closing Date, an opinion of S. David Colton, Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                  (d) The Manager shall have received on the Closing Date, an opinion of Debevoise & Plimpton, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                  (e) The Manager shall have received on the Closing Date, an opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

                  (f) The Manager shall have received on the Closing Date, a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                  (g) On the Closing Date, special counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities and the issuance of Common Shares upon conversion thereof as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  (h) The Underwritten Securities and the Common Shares issuable on conversion of the Underwritten Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Manager.

                  (i) As of the execution and delivery hereof by the parties hereto (the "EXECUTION TIME"), the Company shall have furnished to the Manager a letter substantially in the form of Exhibit D hereto from each officer and director of the Company listed on Annex I hereto addressed to the Manager.

         5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

                  (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Underwritten Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects. The Company will cause the Prospectus Supplement to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                  (c) If, during such period after the first date of the public offering of the Underwritten Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Underwritten Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Underwritten Securities and the Common Shares issuable on conversion thereof for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Underwritten Securities for investment under the laws of such jurisdictions as the Manager may designate and (ii) any review of the offering of the Underwritten Securities by the National Association of Securities Dealers, Inc.; provided, however, the Company shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

                  (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158 thereunder.

                  (f) To reserve and keep available at all times, free of preemptive rights, the full number of Common Shares issuable upon conversion of the Underwritten Securities.

                  (g) To not, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares, or publicly announce an intention to effect any such transaction, until 90 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Shares (i) pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (ii) upon conversion of the Underwritten Securities.

                  (h) To pay all document production charges and expenses of Cleary, Gottlieb, Steen & Hamilton, special counsel to the Underwriters (but not including their fees for professional services), in connection with the preparation of this Agreement.

                  (i) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act.

                  (j) The Company will file with the Secretary of State of the State of New York a Certificate of Amendment to the Company's Restated Certificate of Incorporation setting forth the designation, rights, relative preferences, limitations and terms of the Underwritten Securities.

         6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing; provided that the failure to so notify the indemnifying party will not relieve the indemnifying party from any liability under the two preceding paragraphs to the extent the indemnifying party is not materially prejudiced as a result thereof. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Underwritten Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Underwritten Securities purchased by each of such Underwriters and not joint.

         The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Underwritten Securities.

         7. Termination. This Agreement shall be subject to termination, by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the delivery of and payment for the Underwritten Securities (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the reasonable judgment of the Manager, impracticable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus.

         8. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Underwritten Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwritten Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwritten Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwritten Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwritten Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwritten Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of the amount of Underwritten Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Securities and the aggregate amount of Underwritten Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwritten Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwritten Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Underwritten Securities.

         9. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the J.P. Morgan Securities Inc. Syndicate Desk (fax no.: (212) 622-8358) and confirmed to the Syndicate Desk, J.P. Morgan Securities Inc., at 277 Park Ave. New York, New York 10172; or, if sent to the Company, will be mailed, delivered or telefaxed to ______________ and confirmed to it at ___________, attention of the Legal Department.

         11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                                                       Exhibit A

                           Opinion of General Counsel
                                 for the Company

         The opinion of General Counsel for the Company, to be delivered pursuant to Section 4(c) of the Underwriting Agreement shall be to the effect that:

         1. The statements (1) in "ITEM 3 - LEGAL PROCEEDINGS" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (2) in "ITEM 1 - LEGAL PROCEEDINGS" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for under the Exchange Act with respect to such legal matters, documents and proceedings.

         2. To the best of my knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the issuance and sale of the Underwritten Securities will not contravene any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole.

         3. To the best of my knowledge, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         I am delivering this opinion to you pursuant to Section 4(c) of the Underwriting Agreement, and no persons other than the several Underwriters are entitled to rely on this opinion.

         The opinions expressed herein are limited to the Federal laws of the United States and the laws of the State of Arizona.

                                                                       Exhibit B

                        Opinion of Debevoise & Plimpton,
                             Counsel for the Company

         The opinion of Debevoise & Plimpton, independent counsel for the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority under such laws to own and lease its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the States of Arizona and New Mexico.

         2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         3. The Underwritten Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be fully paid and nonassessable; the certificates for the Underwritten Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Underwritten Securities; no holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by the Underwriting Agreement; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

         4. The Common Shares initially issuable upon conversion of the Underwritten Securities have been duly authorized and reserved for issuance and when issued and delivered upon conversion in accordance with the provisions of the Underwritten Securities, will have been validly issued and will be fully paid and nonassessable, and the issuance of such Common Shares is not subject to any preemptive or similar rights.

         5. Neither the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, nor the issue and sale of the Underwritten Securities will contravene any provision of applicable law or the Certificate of Incorporation or By-Laws of the Company or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company. To the best of our knowledge, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement or the issuance and sale of the Underwritten Securities, other than the order of the Securities and Exchange Commission making the Registration Statement effective under the Securities Act and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Underwritten Securities.

         6. The statements (a) in the Prospectus under the captions "DESCRIPTION OF THE PREFERRED SHARES" and "PLAN OF DISTRIBUTION" and (b) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for under the Securities Act with respect to such legal matters, documents and proceedings.

         7. The Company is not an "INVESTMENT COMPANY" or an entity "CONTROLLED" by an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940, as amended.

         8. The Registration Statement and Prospectus (except for the financial statements and other financial and statistical information and schedules included therein or incorporated by reference as to which we express no opinion) appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

         9. Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial and statistical information and schedules included therein or incorporated by reference as to which we express no opinion) appears on its face to be appropriately responsive in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

         We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus except to the limited extent stated in paragraphs 5 and 7 above. In the course of our review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to our attention which cause us to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained therein or incorporated by reference, as to which we express no belief) at the time it became effective contained, or as of the date hereof contains, an untrue statement of a material fact or omitted, or as of the date hereof omits, to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and other financial and statistical information contained therein or incorporated by reference as to which we express no belief) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         We are delivering this opinion to you pursuant to Section 4(d) of the Underwriting Agreement, and no persons other than the several Underwriters are entitled to rely on this opinion.

         The opinions expressed herein are limited to the Federal laws of the United States and the laws of the State of New York.

                                                                       Exhibit C

                 Opinion of Cleary, Gottlieb, Steen & Hamilton,
                          Counsel for the Underwriters

         The opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, to be delivered pursuant to Section 4(e) of the Underwriting Agreement shall be to the effect that:

         1. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

         2. The Underwritten Securities have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable.

         3. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of New York to subscribe for the Underwritten Securities or the Common Shares issuable upon the conversion thereof; and the Common Shares into which the Underwritten Securities are convertible have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance thereof on conversion of the Underwritten Securities in accordance with the terms of the Underwritten Securities, will be validly issued, fully paid and nonassessable.

         4. The statements in the Prospectus under the captions "DESCRIPTION OF THE PREFERRED SHARES" and "PLAN OF DISTRIBUTION," insofar as such statements purport to summarize certain provisions of the Underwritten Securities and the offering thereof, provide a fair summary of such provisions.

         5. No information has come to the attention of such counsel that causes it to (1) believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and Schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and Schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as of the date thereof or of the date such opinion is delivered, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to paragraph 5 above, such counsel may provide such statements in a separate letter, and may state that their opinion and belief are based upon their participation in the preparation of the Basic Prospectus Supplement and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents of the Prospectus and of the Registration Statement (including portions of certain of the documents incorporated by reference) but are without independent check or verification, except as specified.

                                                                       Exhibit D

         [Letterhead of officer or director of Phelps Dodge Corporation]

                            Phelps Dodge Corporation
                        Public Offering of Common Shares

                                                                  ________, 2002

J.P. Morgan Securities Inc.

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT"), between Phelps Dodge Corporation, a New York corporation (the "COMPANY"), and J.P. Morgan Securities Inc. as manager of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, $6.25 par value (the "COMMON SHARES"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Common Shares disposed of as bona fide gifts approved by J.P. Morgan Securities Inc.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.



                              Yours very truly,

                                              [Signature of officer or director]

                                       [Name and address of officer or director]




                                      D-1